Exhibit 99.1

October 6, 2023

Liberty Broadband Corporation Announces Third Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) will host a conference call to discuss results for the third quarter of 2023 on Friday, November 3rd at 11:15 a.m. E.T. Before the open of market trading that day, Liberty Broadband will issue a press release reporting such results, which can be found at https://www.libertybroadband.com/investors/news-events/press-releases. Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Liberty Broadband and Liberty TripAdvisor Holdings, Inc. The press release and conference call may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 407-3944 or +1 (412) 902-0038, passcode 13736992, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Broadband website at https://www.libertybroadband.com/investors/news-events/ir-calendar to register for the webcast. Replays of the call will also be available on the Liberty Broadband website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) operates and owns interests in a broad range of communications businesses. Liberty Broadband’s principal assets consist of its interest in Charter Communications and its subsidiary GCI. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services over the past 40 years to some of the most remote communities and in some of the most challenging conditions in North America.

Liberty Broadband Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Broadband Corporation